Exhibit 99.1

COMERICA INCORPORATED COMPLETES ACQUISITION OF STERLING BANCSHARES, INC.

Positive Momentum Continues in Texas

DALLAS/July 28, 2011 — Comerica Incorporated (NYSE: CMA) (“Comerica”) today announced it has completed the acquisition of Sterling Bancshares, Inc. (Nasdaq: SBIB) (“Sterling”). The announcement was made by Ralph W. Babb Jr., chairman and chief executive officer of Comerica Incorporated and Comerica Bank.

Comerica has acquired all of the outstanding shares of common stock of Sterling in a stock-for-stock transaction. Under terms of the agreement, announced on January 18, 2011, Sterling shareholders are receiving 0.2365 shares of Comerica common stock in exchange for each share of Sterling common stock they owned, subject to payment of cash in lieu of fractional shares.

While Sterling and Comerica are now one entity, Sterling branches and ATMs will continue to carry the Sterling name until the completion of systems conversionsby the end of the year. During this interim period, Sterling branches will be operated as a division of Comerica.

“We welcome Sterling customers, employees and shareholders to Comerica,” said Babb.  “We are committed to ensuring a smooth transition, and will continue to draw upon the expertise of our colleagues to make it happen.”

The acquisition is expected to tripleComerica’s Houston market share, provide an entry into the attractive San Antonio and Kerrville regions,and complement Comerica’s banking center network in Dallas-Fort Worth.

“Our expanded footprint in Texas provides us ready access to customers and prospects in the state, including small businesses, middle market companies and the mass affluent,” Babb said. “We plan to leverage our strong relationship banking culture while reaffirming our commitment to the communities we serve.”

J. Downey Bridgwater, who has served as chairman and chief executive officer of Sterling, now becomes Comerica’s Houston market president, reporting to J. Patrick Faubion, president of Comerica’s Texas market.

“We anticipate a seamless integration of Sterling with Comerica, given the size of the transaction and our in-depth knowledge of the Texas market,” Babb said.

About Comerica

Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three business segments: The Business Bank, The Retail Bank, and Wealth Management. Comerica focuses on relationships, and helping people and businesses be successful. In addition to Dallas-Fort Worth, Houston, San Antonio and Austin, Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico. Comerica reported total assets of $54.1 billion at June 30, 2011. To receive e-mail alerts of breaking Comerica news, go to http://www.comerica.com/newsalerts.

Forward-looking Statements

Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective,” “looks forward” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed.  Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions and related credit and market conditions; changes in trade, monetary and fiscal policies, including the interest rate policies of the Federal Reserve Board; adverse conditions in the capital markets; the interdependence of financial service companies; changes in regulation or oversight, including the effects of recently enacted legislation, actions taken by or proposed by the U.S. Treasury, the Board of Governors of the Federal Reserve System, the Texas Department of Banking and the Federal Deposit Insurance Corporation, legislation or regulations enacted in the future, and the impact and expiration of such legislation and regulatory actions; unfavorable developments concerning credit quality; the acquisition of Sterling Bancshares, Inc. (“Sterling”), or any future acquisitions; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, the automotive production industry and the real estate business lines; the implementation of Comerica’s strategies and business models, including the anticipated performance of any new banking centers; Comerica’s ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; operational difficulties or information security problems; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; the entry of new competitors in Comerica’s markets; changes in customer borrowing, repayment, investment and deposit practices; management’s ability to maintain and expand customer relationships; management’s ability to retain key officers and employees; the impact of legal and regulatory proceedings; the effectiveness of methods of reducing risk exposures; the effects of war and other armed conflicts or acts of terrorism and the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to Comerica’s and Sterling’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Comerica Media Contacts:	Comerica Investor Contacts:

Wayne Mielke	Darlene Persons
(214) 462-4463	(214) 462-6831

Kyle Tarrance	Tracy Fralick
(214) 462-6669	(214) 462-6834